Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

India Globalization Capital, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of India Globalization Capital. Inc. on Form S-8 of our report dated June 12, 2019, on the financial statements and internal controls over financial reporting of India Globalization Capital. Inc., included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

/s/ Manohar Chowdhry & Associates

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Manohar Chowdhry & Associates Chennai, India February 24, 2020